UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2024

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

(919) 228-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 1 to the 2023 Equity Incentive Plan

On June 8, 2024, the Board of Directors (the “Board”) of Aeries Technology, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Committee”), approved Amendment No. 1 (the “Plan Amendment”) to the Company’s 2023 Equity Incentive Plan (the “Plan”). The Plan Amendment provided for (i) increasing the total number of Class A ordinary shares authorized under the Plan to 11,928,287 shares (the “New Share Reserve”), (ii) amending the “evergreen” provision in the Plan to automatically increase the New Share Reserve by 5% on an annual basis or by such lesser amount that the Committee may determine (the “Evergreen Provision”), and (iii) removing the annual limits on issuing awards to a single individual under Sections 5(d) and 5(e) of the Plan. The portions of the Plan Amendment relating to the New Share Reserve and the Evergreen Provision will be submitted to the Company’s shareholders for approval and will only become effective upon such approval.

The foregoing description of the Plan Amendment is a summary and is qualified in its entirety by reference to the Plan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Executive Employment Agreements

On June 8, 2024, the Board and the Committee approved certain amendments to the employment agreements of the Company’s Chief Executive Officer, Sudhir Appukuttan Panikassery, two other named executive officers, Bhisham Khare and Unnikrishnan Nambiar, and Chief Financial Officer, Rajeev Gopala Krishna Nair.

Pursuant to the amendments, among other minor revisions, (i) Mr. Panikassery’s employment agreement was assigned from the Company to its subsidiary, Aeries Technology Middle East Ltd., such that Mr. Panikassery’s employment will be subject to the laws of United Arab Emirates, where Mr. Panikassery is a resident, and (ii) the employment agreements for Mr. Khare, Mr. Nambiar and Mr. Nair were revised to clarify the terms of their annual incentive opportunities and the form and terms of the equity awards which they are eligible to receive under the Plan. The amendments are not intended to materially modify the compensatory terms of the employment agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	AERIES TECHNOLOGY, INC. A Cayman Islands exempted company

	By:	/s/ Sudhir Appukuttan Panikassery
	Name:	Sudhir Appukuttan Panikassery
	Title:	Chief Executive Officer and Director

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